                                                                    Exhibit 23.3



The Board of Directors
Tegal Corporation:


We consent to incorporation by reference herein of our reports dated April 23, 1996, relating to the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Tegal Corporation and Subsidiaries for the year ended March 31, 1996, and the related schedule, which reports appear in the March 31, 1998, annual report on Form 10-K of Tegal Corporation.



/s/ KPMG Peat Marwick LLP
-------------------------

KPMG Peat Marwick LLP
Mountain View, California

October 30, 1998